June 7, 2007

RenaissanceRe Holdings Ltd.

Renaissance House

8-20 East Broadway

Pembroke HM 19, Bermuda

RenaissanceRe Finance Inc.

c/o Glencoe U.S. Holdings Inc.

5080 Spectrum Drive, Suite 900 East

Addison, TX 75001

Glencoe U.S. Holdings Inc.

5080 Spectrum Drive, Suite 900 East

Addison, TX 75001

RenaissanceRe Capital Trust II

Deutsche Bank Trust Company Delaware

1011 Centre Rd., Suite 200

Wilmington, DE 19805-1266

Re:	RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

Glencoe U.S. Holdings Inc.

RenaissanceRe Capital Trust II

Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel for RenaissanceRe Holdings Ltd., a Bermuda company (the “Company”), RenaissanceRe Finance Inc., a Delaware corporation (“RenaissanceRe Finance”), Glencoe U.S. Holdings Inc., a Delaware corporation (“GUSH”), and RenaissanceRe Capital Trust II, a Delaware statutory business trust (the “Capital Trust”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) registering up to $750,000,000 of securities of the Company, RenaissanceRe Finance, Glencoe and the Capital Trust, consisting of: senior, subordinated and junior subordinated debt securities of the Company (collectively, the “Company Debt Securities”), senior, subordinated and junior subordinated debt securities of RenaissanceRe Finance and/or GUSH (collectively, the “Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”); the Company’s Common Shares, par value $1.00 per share (the “Common Shares”); the Company’s Preference Shares, par value $1.00 per share (the “Preference Shares”); depositary shares representing fractional interests in the Common Shares and Preference Shares (the “Depositary Shares”); warrants to purchase Common Shares (the “Common Share Warrants”), warrants to purchase Preference Shares (the “Preference Share

RenaissanceRe Holdings Ltd.
RenaissanceRe Finance Inc.
Glencoe U.S. Holdings Inc.
RenaissanceRe Capital Trust II
June 7, 2007

Warrants”), warrants to purchase Debt Securities (the “Debt Warrants,” and together with the Common Share Warrants and Preference Share Warrants, the “Warrants”); Share Purchase Contracts (the “Share Purchase Contracts”); Share Purchase Units (the “Share Purchase Units”); preferred securities of the Capital Trust (the “Trust Preferred Securities”); and the Company’s guarantees of the Subsidiary Debt Securities (the “Debt Securities Guarantees”) and of the Trust Preferred Securities (the “Trust Preferred Guarantees”). The Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees and Trust Preferred Guarantees are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The prospectus (the “Prospectus”) included in the Registration Statement relates to an aggregate of up to $750,000,000 of Securities. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

We have reviewed the Registration Statement and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, (i) we are of the opinion that the discussion in the Registration Statement under the heading “Certain Tax Considerations—Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe Insurance—United States” and “—Taxation of Shareholders—United States Taxation of U.S. Shareholders” addresses all material U.S. Federal income tax considerations affecting the Company and holders of Common Shares (other than those tax considerations that depend on circumstances specific to such holders) and the statements of law contained therein are accurate in all material respects, and (ii) such discussion is our opinion with respect to the matters of law referred to therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the heading “Certain Tax Considerations” and “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP